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                                                                   EXHIBIT (2)-1

                                   APPENDIX A

                             PLAN OF REORGANIZATION
                             AND AGREEMENT OF MERGER


         This Plan of Reorganization and Agreement of Merger (the "Agreement"), made and entered into this 14th day of March, 2000, by and among Heritage Financial Holding Corporation, a Delaware corporation, ("Holding Company"), Heritage Interim Corporation, an Alabama corporation ("Interim") and Heritage Bank, an Alabama state banking corporation ("Bank"), (Interim and Bank being hereinafter sometimes referred to collectively as the "Constituent Companies").

                                R E C I T A L S:

         WHEREAS, Bank is a bank existing under the laws of the State of Alabama, having its principal offices at 211 Lee Street, Decatur, Alabama 35602;

         WHEREAS, the directors of Bank have determined it will be in the best interest of the shareholders of Bank and of Bank to operate Bank through a holding company structure, and, therefore, the directors have caused to be formed Holding Company, a corporation existing under the laws of the State of Delaware, having its principal offices at 211 Lee Street, Decatur, Alabama 35602, for purposes of effectuating the transactions described herein, and which will become a registered financial holding company through ownership of the Surviving Bank (as hereinafter defined) after approval from certain state and federal regulatory bodies and at the Effective Time (as hereinafter defined);


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         WHEREAS, Holding Company has caused to be formed, and will own all of the issued and outstanding stock of, Interim solely for the purpose of effectuating a merger of it with and into Bank to accomplish the formation a holding company structure to own Bank;

         WHEREAS, the respective boards of directors of Holding Company, Interim and Bank deem it advisable and for the benefit of each of said corporations and their respective shareholders that Interim merge into and with Bank with Bank being the surviving entity and with all of the shareholders of the Bank becoming shareholders in the Holding Company;

         WHEREAS, the respective boards of directors of Holding Company, Interim and Bank have, by resolutions, approved and authorized the execution and delivery of this Agreement and the reorganization of Holding Company, Interim and Bank (the "Reorganization") on the terms and conditions set forth herein; and

         WHEREAS, Holding Company, Interim and Bank desire to reorganize in a transaction intended to qualify as a tax-free incorporation under Section 351 of the Internal Revenue Code of 1986, as amended.

         THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms set forth herein, and intending to be legally bound hereby, Interim, Bank and Holding Company agree as follows:

           ARTICLE I-PRINCIPAL TERMS OF THE REORGANIZATION AND MERGER

         1.1 The Reorganization and Merger. Upon the terms and conditions of this Agreement, including the receipt of all requisite government approval and shareholder approvals, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Alabama Business


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Corporation Act (the "ABCA") and the Alabama Banking Code (the "ABC"), the
Reorganization will be carried out in the following manner:

         (a) Bank shall call a meeting of its shareholders to approve the Reorganization and shall solicit proxies to vote in favor of the Reorganization.

         (b) Subject to the provisions of this Agreement, Articles of Merger (the "Articles of Merger") and a Certificate of Merger (the "Certificate of Merger") shall be duly executed and filed with the Alabama Secretary of State in accordance with the ABCA and the Delaware Secretary of State in accordance with the DGCL, respectively. Upon the issuance of a Certificate of Approval (the "Certificate of Approval") from the superintendent of the Alabama State Banking Department, as required by Section 5-7A-4 of the ABC, a copy of the Certificate of Approval shall be forwarded to the Alabama Secretary of State for filing. The Reorganization shall become effective upon the filing of the Articles of Merger and Certificate of Approval with the Alabama Secretary of State and the Certificate of Merger with the Delaware Secretary of State (the "Effective Time").

         (c) At the Effective Time, Interim shall be merged with and into Bank. The separate existence of Interim shall cease, and Bank shall continue as the surviving entity (Bank, in its capacity as the corporation surviving such merger, is hereinafter sometimes referred to as the "Surviving Bank").

         (d) The manner and basis of converting the shares of capital stock of each of the Constituent Companies and Holding Company into shares, rights, obligations, securities of the Surviving Bank, Holding Company, or, into cash or property shall be as follows:


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                  (i)      At the Effective Time, each share of common stock,
$.01 par value, of Interim, issued and outstanding immediately prior to the Effective Time shall be converted automatically into one share of common stock, $.01 par value, of the Surviving Bank;

                  (ii) At the Effective Time, each share of common stock, $.01 par value, of Bank (the "Bank Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive one share of common stock, $.01 par value, of Holding Company (the "Holding Company Common Stock"); and

                  (iii) At the Effective Time, each share of Holding Company Common Stock outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive $.01 in cash.

         1.2 Effect of Reorganization. The Reorganization shall have the effect provided in Section 5-7A-2 of the ABC, Section 10-2B-11.06 of the ABCA and Section 259 of the DGCL. At the Effective Time, Interim shall cease to exist and Bank will be the Surviving Bank. The articles of incorporation and bylaws of Bank in effect immediately prior to the Effective Time will remain the articles of incorporation and bylaws of the Surviving Bank until amended or repealed in accordance with their provisions and applicable law. At the Effective Time, the separate existence of Interim shall cease and the Surviving Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due on whatever account, and each and every other interest of or belonging to or due to each of the Constituent Companies shall be taken and deemed to be transferred to and invested in the Surviving Bank without further act or deed; and the title to any real estate, or any interest therein,


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vested in any of the Constituent Companies shall not revert or be in any way impaired by reason of such merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Companies; and any claim existing or action or proceeding pending by or against either of the Constituent Companies may be prosecuted as if such merger had not taken place, or the Surviving Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Companies shall be impaired by such merger.

         1.3 Surviving Bank Board of Directors. At the Effective Time, the directors of the Surviving Bank shall be as follows:

                      Vernon Bice            John Moss
                      Marc Eason             Gerald New, M.D.
                      Bingham Edwards        Gregory Parker
                      Reginald Gilbert       Betty Sims
                      Lenny Hayes            Timothy Smalley
                      Neal Holland, Jr.      Michael Washburn
                      Harold Jeffreys        John Whitley
                      Larry Landman          Jeron Witt
                      Vernon Lane

         Said persons shall hold office until the next annual meeting of the shareholders of the Surviving Bank and until their successors are elected in accordance with the bylaws of the Surviving Bank. If at the Effective Time any vacancy shall exist on the board of directors of the Surviving Bank, such vacancy shall be filled in the manner specified in the bylaws of the Surviving Bank.

         Section 1.4 Holding Company Board of Directors. At the Effective Time, the directors of the Holding Company shall be as follows:

                      Vernon Bice            John Moss


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                      Marc Eason             Gerald New, M.D.
                      Bingham Edwards        Gregory Parker
                      Reginald Gilbert       Betty Sims
                      Lenny Hayes            Timothy Smalley
                      Neal Holland, Jr.      Michael Washburn
                      Harold Jeffreys        John Whitley
                      Larry Landman          Jeron Witt
                      Vernon Lane

         Said persons shall hold office until the next annual meeting of the shareholders of Holding Company and until their successors are elected in accordance with the bylaws of Holding Company. If at the Effective Time any vacancy shall exist on the board of directors of Holding Company, such vacancy shall be filled in the manner specified in the bylaws of Holding Company.

                  ARTICLE II-DISTRIBUTION TO BANK SHAREHOLDERS

         2.1 Delivery of Merger Consideration. Holding Company shall deliver to the holders of certificates evidencing ownership of Bank Common Stock, immediately upon receipt from the holders thereof of such certificates, duly executed and in proper form for transfer, Holding Company Common Stock to which they are entitled to as provided for herein pursuant to the following provisions:

                  (a) As soon as practical after the Effective Time, Holding Company shall send a notice and transmittal form to each record holder of a certificate evidencing Bank Common Stock, advising such holder of the Reorganization and the procedure for surrendering to Holding Company such certificate in exchange for such holder's pro rata share of Holding Company Common Stock. Each holder of a certificate evidencing Bank Common Stock, upon surrender


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of the same to Holding Company in accordance with such transmittal form, shall be entitled to receive such holder's pro rata share of Holding Company Common Stock.

                  (b) No transfer taxes shall be payable by any holder of record of Bank Common Stock at the Effective Time in respect of the exchange of such certificates for Holding Company Common Stock. If Holding Company Common Stock provided for herein is to be delivered to any person other than the registered holder of Bank Common Stock surrendered for exchange, the amount of any stock-transfer or similar taxes (whether imposed on the holder of record or such person) payable on account of the transfer to such person shall be paid to Holding Company by such person. Holding Company may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

                  (c) After the Effective Time, each outstanding certificate which theretofore represented Bank Common Stock shall, until surrendered for exchange in accordance with this Section 2.1, be deemed for all purposes to evidence only the right to receive Holding Company Common Stock. No dividends or other distributions which are declared on Holding Company Common Stock will be paid to persons otherwise entitled to receive the same until the certificates representing Bank Common Stock have been surrendered in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such persons. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                  (d) Notwithstanding anything to the contrary set forth herein, if any holder of Bank Common Stock shall be unable to surrender his or her certificates because such certificates


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have been lost or destroyed, such holder may deliver in lieu thereof an indemnity bond in form and substance and with surety satisfactory to Holding Company.

         2.2 Stock Options. Bank currently has outstanding options for the purchase of 3,872,000 shares of Bank Common Stock and is authorized to issue options for the purchase of up to 6,000,000 shares of Bank Common Stock under its Incentive Stock Option Plan (the "Stock Option Plan"). At the Effective Time, Holding Company shall assume the Stock Option Plan, and Holding Company shall be vested with the rights and privileges of Bank under such plan. The Stock Option Plan shall remain unchanged except that references to Bank shall refer to Holding Company and all outstanding options or rights to purchase Bank Common Stock under the Stock Option Plan (the "Bank Options") shall be converted automatically into substitute options to acquire, on substantially similar terms and conditions (including without limitation vesting schedule and duration) the same number of shares of Holding Company Common Stock which the holders of Bank Options would have been entitled to receive had they exercised their Bank Options immediately prior to the Effective Time.

         2.3 Employee Stock Purchases. Bank currently has an Employee Stock Purchase Plan (the "Stock Purchase Plan") to allow certain Bank employees to purchase shares of Bank Common Stock. The Bank is authorized to issue 30,000 shares of Bank Common Stock under the Stock Purchase Plan. At the Effective Time, Holding Company shall assume the Stock Purchase Plan and Holding Company shall be vested with the rights and privileges of Bank under such plan. The Stock Purchase Plan shall remain unchanged except that the right to purchase shares of Bank Common Stock shall be converted automatically into the right to purchase Holding Company Common Stock.


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         2.4      Dissenting Shareholders. Any shares of Bank Common Stock held by persons who have perfected their dissenters rights under the ABCA, and have not effectively withdrawn or lost their dissenters rights under the ABCA, shall not be converted pursuant to this Agreement but shall be entitled only to such rights as are granted them by the dissenters rights provisions of the ABCA. Dissenting shareholders entitled to payment for shares of Bank Common Stock pursuant to the Alabama dissenters rights statute shall receive payment from Holding Company in an amount as determined pursuant to the ABCA.

                            ARTICLE III-MISCELLANEOUS

         3.1 Termination. This Agreement may be terminated and the Reorganization abandoned at any time before or after adoption thereof by the respective boards of directors or the respective shareholders of Holding Company, Interim or Bank, notwithstanding favorable action on the merger by such shareholders, but not later than the issuing of a Certificate of Merger by the Alabama Secretary of State and a Certificate of Merger by the Delaware Secretary of State.

         3.2 Amendment. The respective boards of directors of Holding Company, Interim and Bank may amend, modify and supplement this Agreement.

         3.3 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have each caused this Plan of
Reorganization and Agreement of Merger to be executed on their respective behalves and their respective corporate seals affixed hereto on the day and year above written.


[Corporate Seal]                      Heritage Financial Holding Corporation


Attest: /s/ Barbara Maze              By: /s/ Reginald Gilbert
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Name:       Barbara Maze              Name:   Reginald Gilbert
       ---------------------               ----------------------------------

Title:      Vice President            Title:  President
       ---------------------                 --------------------------------



[Corporate Seal]                      Heritage Interim Corporation


Attest: /s/ Barbara Maze              By: /s/ Reginald Gilbert
       ---------------------              -----------------------------------

Name:       Barbara Maze              Name:   Reginald Gilbert
       ---------------------               ----------------------------------

Title:      Vice President            Title:  President
       ---------------------                 --------------------------------



[Bank Seal]                           Heritage Bank

Attest: /s/ Barbara Maze              By: /s/ Reginald Gilbert
       ---------------------              -----------------------------------

Name:       Barbara Maze              Name:   Reginald Gilbert
       ---------------------               ----------------------------------

Title:      Vice President            Title:  President
       ---------------------                 --------------------------------


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